OFFICE TRANSLATION
Exhibit 10.13

AMENDMENT
TO
THE GROUND LEASE AGREEMENT

between

Mo IndustriPark AS, reg. no. 914 780 152
(hereafter referred to as the Lessor)
and
FREYR Battery Norway AS, org. no. 926 089 862
(hereafter referred to as the Lessee)
Agreement no.: 3080D

1.    Background

The Lessor and the Lessee (separate as "the Party" and collectively as "the Parties") entered into a Ground Lease Agreement 7 January 2022, agreement number 3046D, regarding a property of 81,540 m2 with land no. 20 in Rana municipality with an additional agreement dated 9 May 2022 ("the Ground Lease Agreement").

The Parties wants to make certain changes to the Ground Lease Agreement in regards to an expansion of the area defined as the Property, which is further described in detail and formalized in this additional Agreement ("the Additional Agreement»).

Defined terms of this Additional Agreement shall be given the same content of meaning as set out in the Ground Lease Agreement, unless otherwise specified.

2.    The leased object and purpose of the ground lease

The Lessor shall lease out an additional area to the Lessee encompassing approximately 2,700 m2 as shown on the enclosed sketch map, which borders the Property ("Additional Area").

The Lessee shall use the Additional Area for logistic purposes.

OFFICE TRANSLATION

3.    Lease period

The Lessee will acquire the Additional Area with effect from 01.08.2022 and shall pay a ground rent from this date. The Lease Period is correspondent to the Lease Period in the Ground Lease Agreement.

4.    Ground rent

The Ground rent is regulated in accordance with the Ground Lease Agreement.

5.    Special terms/information

The Lessee is familiar with Ferroglobe's activity on the adjacent property to the Additional Area, which may, inter alia, cause heat exposure, dust, steam, etc.

The Additional Area is acquired as-is. All ground work and similar measures that must be carried out on the Additional Area as a result of the Lessees establishment on the Additional Area shall be paid by the Lessee. The Lessee is entitled to develop the Additional Area to withstand the axle pressure (Nw: "akseltrykk") that may be caused by heavy traffic in the area.

6.    Relationship to the Ground Lease Agreement

This Additional Agreement shall be considered as an integrated part of the Ground Lease Agreement and the Ground Lease Agreement shall otherwise remain unchanged.

* * *

The Agreement has been electronically signed.

For Mo Industripark AS:    For FREYR Battery Norway AS:

9/1/2022    9/2/2022

/s/ Arve Ulriksen	/s/ Tove Nilsen Ljungquist
Arve Ulriksen	Tove Nilsen Ljungquist
General Manager	EVP Operations